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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 July 15, 1996
               Date of Report (Date of earliest event reported)

                        Commission file number 0-16979


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                                  ADT LIMITED
            (Exact Name of Registrant as Specified in its Charter)


      BERMUDA                 Cedar House              Not Applicable
  (Jurisdiction of          41 Cedar Avenue           (I.R.S. Employer
  Incorporation or       Hamilton HM12, Bermuda      Identification No.)
   Organization)         (Address of Principal
                          Executive Offices)*          Not Applicable
                                                         (Zip Code)

Registrant's telephone number, including area code: (809) 295-2244*


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*        The executive offices of the subsidiary of registrant which supervises registrant's North American activities are at One Boca Place, 2255 Glades Road, Boca Raton, Florida 33431-0835. The telephone number there is (407) 997-8406.

Item 5.  Other Events.

On July 15, 1996, Republic Industries, Inc. and ADT Limited ("ADT") announced that they have entered into an amendment, dated as of July 15, 1996 (the "Amendment"), to the Agreement and Plan of Amalgamation, dated as of July 1, 1996, to which they are party to change the date by which ADT is to receive a favorable fairness opinion to the date of mailing of the joint proxy statement/prospectus relating to the transaction to their respective shareholders.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 2.1 hereto and is incorporated by reference herein. The press release announcing the Amendment is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and
              Exhibits.

(c)      Exhibits

         Exhibit 2.1 Amendment to Agreement and Plan of Amalgamation, dated as of July 15, 1996, by and among Republic Industries, Inc., R.I./TRIANGLE, Ltd. and ADT Limited dated as of July 15, 1996.


         Exhibit 99.1 Press Release issued by Republic Industries, Inc. and ADT Limited on July 15, 1996.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    ADT LIMITED


                                    By: /s/ Stephen J. Ruzika

                                          Stephen J. Ruzika
                                          Chief Financial Officer, Executive
                                          Vice President and Director

Date: July 16, 1996


                                 EXHIBIT INDEX

2.1 Amendment to Agreement and Plan of Amalgamation, dated as of July 15, 1996, by and among Republic Industries, Inc., R.I./TRIANGLE, Ltd. and ADT Limited.

99.1 Press Release issued by Republic Industries, Inc. and ADT Limited on July 15, 1996.